EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 29, 2021, with respect to the consolidated financial statements of ESCO Technologies Inc., incorporated herein by reference.

/s/ KPMG LLP

St. Louis, Missouri

November 29, 2023